Exhibit 20

World Omni Auto Receivables Trust 2005-B

Monthly Servicer Certificate

December 31, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	963,947,000.00

Note Balance @ 11/30/05	855,700,426.39
Principal distributable amount	28,889,453.77

Note Balance @ 12/31/05	826,810,972.62

Class A-1 Note Amount
Note Amount

Original	185,000,000.00

Note Balance @ 11/30/05	76,753,426.39
Principal distributable amount	28,889,453.77

Note Balance @ 12/31/05	47,863,972.62

Class A-2 Note Amount
Note Amount

Original	265,000,000.00

Note Balance @ 11/30/05	265,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	265,000,000.00

Class A-3 Note Amount
Note Amount

Original	193,000,000.00

Note Balance @ 11/30/05	193,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	193,000,000.00

Class A-4 Note Amount
Note Amount

Original	282,000,000.00

Note Balance @ 11/30/05	282,000,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	282,000,000.00

Class B Note Amount
Note Amount

Original	38,947,000.00

Note Balance @ 11/30/05	38,947,000.00
Principal distributable amount	—

Note Balance @ 12/31/05	38,947,000.00

Total
Distributable Amounts

Interest Distributable Amount	3,128,616.11
Principal Distributable Amount	28,889,453.77

Total	32,018,069.88

Class A-1
Distributable Amounts

Interest Distributable Amount	253,434.48
Principal Distributable Amount	28,889,453.77

Total	29,142,888.25

Class A-2
Distributable Amounts

Interest Distributable Amount	949,583.33
Principal Distributable Amount	0.00

Total	949,583.33

		Class A-3
Distributable Amounts

Interest Distributable Amount		707,666.67
Principal Distributable Amount		0.00

Total		707,666.67

		Class A-4
Distributable Amounts

One-Month Libor		4.37000%
Coupon Rate		4.39000%

Interest Distributable Amount		1,066,038.33
Principal Distributable Amount		0.00

Total		1,066,038.33

		Class B
Distributable Amounts

Interest Distributable Amount		151,893.30
Principal Distributable Amount		0.00

Total		151,893.30

Interest Rate Swap Payment/(Receipt)		(7,363.33)
Interest Rate Swap Termination Payment		0.00

		Class A-1	Class A-2
Note Factors
	12/31/2005	25.8724176%	100.0000000%

		Class A-3	Class A-4
Note Factors
	12/31/2005	100.0000000%	100.0000000%

		Class B
Note Factors
	12/31/2005	100.0000000%

		$	#
Pool Data

Original Pool Balance (includes amount on deposit in Pre-Funding Account)		973,683,838.38	44,510
Pre-Funding Contracts added 9/29/05		223,676,474.85	11,957
Pool Balance at 11/30/05		871,103,795.30	53,292
Principal Payments		26,480,071.97	745
Defaulted Receivables		939,057.39	60
Pool Balance at 12/31/05		843,684,665.94	52,487
Overcollateralization Target Amount		16,873,693.32
Recoveries		416,653.29

Weighted Average APR		7.71%
Weighted Average Remaining Term		55.45

Aggegate Net Losses		522,404.10
Average Net Loss Ratio		0.72%

Noteholders’ First Priority Principal Distributable Amount		0.00

Noteholders’ Second Priority Principal Distributable Amount		0.00

		Advance	Reserve Fund
Account Balances

Balance as of 11/30/05		124,672.14	10,630,817.92
Investment Earnings			37,504.13
Balance as of 12/31/05		155,809.95	10,668,322.05
Change		31,137.81	37,504.13
Reserve Fund Requirement			10,268,795.15
Reserve Fund Supplemental Requirement/(Excess)			(362,022.77)

		Total
Distribution per $1,000

Distribution Amount		33.2155916

Interest Distribution Amount		3.2456308
Interest Carryover Shortfall		0.0000000
Principal Distribution Amount		29.9699608

	Class A-1
Distribution per $1,000

Distribution Amount	157.5291257

Interest Distribution Amount	1.3699161
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	156.1592096

	Class A-2
Distribution per $1,000

Distribution Amount	3.5833333

Interest Distribution Amount	3.5833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-3
Distribution per $1,000

Distribution Amount	3.6666667

Interest Distribution Amount	3.6666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.7802778

Interest Distribution Amount	3.7802778
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	3.9000000

Interest Distribution Amount	3.9000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Total
Servicing Fee

Amount of Servicing Fee Paid	725,919.83
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	625	8,454,546.07
Past Due 61-90 days	146	2,165,814.16
Past Due 91 + days	46	731,372.10

Total	817	11,351,732.33